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                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

      This Employment Agreement, dated this 1st day of December, 2000, is between DAC Technologies Group International, Inc., a Florida corporation (the "Company"), and David A. Collins ("Employee").

WITNESSETH:

      WHEREAS, the Company desires to employ Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1.    Term of Employment.

(a.) Term. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company" for a five (5) year period commencing on the date of this Agreement (the "Stated Term"). Thereafter unless Employee has been terminated in accordance with Paragraph 5 below, the Agreement shall be renewable for an additional five year period, under the same terms and conditions contained herein, at the option of Employee. Exercise of said option shall be in writing no less than 90 days prior to the expiration of the original five year period.

(b) Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Stated Term or any option period, the provisions of Sections 6 and 7 shall remain in full force and effect.

2.    Duties.

(a) General Duties. The Employee shall serve as Chairman and Chief Executive Officer of the Company, with duties and responsibilities that are customary for such Employee under Florida Law or other laws, and rules and regulations to which the Company may be subject including its own internal rules. The precise duties may be extended or curtailed at the discretion of Employer either orally or in writing. Employee recognizes that the Company is regulated by the federal and state governments, including the United States Securities and Exchange Commission and the National Association of Securities Dealers. The Employee shall maintain all necessary licenses and skills for the rendering of said services required of him by the Company and the regulatory authorities. Should sales revenues, commissions, or other forms of compensation be generated from Employee's activities, they shall be paid directly to the Company and not to Employee.
The Employee will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully, and faithfully.

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(b) Devotion of Time. The Employee will devote his full time, attention, and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company which he believes to be reasonably necessary to effectuate the Company's goals. Any outside employment activities must be approved in advance by the Company.

(c) Location. The Employee will perform his services at the Company offices located in the Fort Lauderdale, Florida area, or at such other location or locations as the Company may expand into.

3.    Compensation and Expenses.

(a) Salary. For services of the Employee to be rendered under this Agreement, the Company will pay the Employee an annual base salary of $120,000 per annum during the first year of this Agreement. For each subsequent year, Employee shall receive a 10% increase in base salary, assuming that the Company is profitable. The Company will pay the Employee his annual salary in equal installments no less frequently than semi-monthly. Bonuses or other benefits may also be awarded at the Company's discretion.

(b) Expenses. In addition to any compensation received pursuant to Section 3(a), the Company will reimburse or advance funds to the Employee for any reasonable travel, entertainment, and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement. Such reimbursement or advances will be made in accordance with the policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to Employee.

4.    Benefits.

(a) Vacation. Employee shall be entitled to three weeks paid vacation in each calendar year during the term of this Agreement.

(b) Medical. Employee shall receive at no cost to Employee, medical and dental insurance for Employee and any eligible dependents under any such plans that the Company has in effect.

(c) Stock Options. The Company has established an Employee Non-Qualified Stock Option Plan ("Stock Option Plan"). Employee shall be granted options to purchase a minimum of 35,000 shares of the Company's stock during each year of this Agreement. Said options shall be granted every six months, in the amount of 17,500 shares each, under such terms and conditions as established by the Company's Stock Option Plan. The Company may, at its discretion, award additional options to Employee in excess of 35,000 per year.

5.    Termination.

(a) Termination Without Cause - by the Company. The Company may not terminate this Agreement without cause,

(b) Termination Without Cause - by the Employee. The Employee may terminate this Agreement at any time upon 30 days advance written notice to the Company. Employee agrees to perform all duties up to the date of termination. In the event that a competent replacement can not be found by the Company during the 30 day notice period, Employee agrees to extend the notice period and continue to perform his duties until such replacement can be obtained, but in no circumstance will Employee be required to extend the notice period more than an additional

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60 days. Should Employee elect to terminate this Agreement under the terms of this paragraph, the Company will discontinue payment of benefits as provided in
Section 4, except that, any stock options already granted will remain in force under the terms and conditions for which they were originally granted.

(c) Termination for Cause. The Company may terminate the Employee's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination, detailing the exact conditions it believes exist that allow for such termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Employee shall cease to receive compensation, bonus, or reimbursement under Section 3 and
Section 4. For purposes of this Section 5(c), "cause" shall mean: (i) the Employee is convicted of a felony; (ii) the Employee misappropriates Company funds or otherwise defrauds the Company; (iii) the Employee materially breaches any provision of Section 6 or Section 7; (iv) the Employee fails to abide by the rules and regulations which regulate the Company's business.

(d) Death or Disability. This Agreement and the obligations of the Company hereunder will terminate upon the death or disability of the Employee. For purposes of this Section 5(d), "disability" shall mean that Employee is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental, or emotional incapacity resulting from injury, sickness, or disease. Upon any such termination upon death or disability) the Company will pay the Employee or his legal representative, as the case may be, his annual salary at such time pursuant to Section 3(a) through the date of such termination of employment. Any stock options granted to Employee shall remain in effect under the terms and conditions as provided by the Stock Option Plan.

(e) Continuing Effect. Notwithstanding any termination of the Employee's employment as provided in this Section 5, the provisions of Sections 6 and 7 shall remain in full force and effect.

6.    Noncompetition Agreement.

(a) Competition with the Company, During (i) the period in which the Employee is being paid by the Company pursuant to Section 3 or 5 and (ii) for a period of twelve (12) months, commencing on the date of termination of the period referred to clause (i) the Employee, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not provide his services similar to those provided for the Section 2(a) to any competitor of the Company, or engage in any business activity in direct competition with the Company ("Prohibited Business"). The foregoing shall not prohibit Employee from owning 5% of the securities of any publicly traded enterprise or prohibit Employee from providing his services to any entity not engaged in business activities similar to the Company.

(b) Solicitation of Clients and Customers. Employee recognizes and acknowledges that the clients and customers of the Company were developed over many years and are a result of the expenditure by the Company of enormous resources including time and money. This being so, Employee, directly or indirectly, will not solicit, service or contact any client or customer (as defined below) on behalf of any enterprise or business other than the Company, for the purpose of seeking or obtaining Prohibited Business from such client or customer, or referring Prohibited Business from any client or: customer to any enterprise or business other than the Company or be

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paid commissions based on sales relating to the Prohibited Business received from any customer by any enterprise or business other than the Company. For purposes of this Section 6(b), the term "client" or "customer" means any person, firm, corporation, partnership, association or other entity to which the Company has sold or provided goods or services. The term "client" or "customer" shall also include "prospects" with whom the Company was negotiating the sale of its goods or services during the period of Employee's employment.

(c) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to rum in consideration of his undertakings in this Section 6.

7. Nondisclosure of Confidential Proprietary and/or Trade Secret Information. Employee acknowledges that during his employment he will learn and will have access to confidential, proprietary and/or trade secret information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements, services or activities of the Company and (ii) trade secrets, market reports, customer investigations, customer and client lists and other similar information that is proprietary information of the Company (collectively referred to as "confidential information").

Employee acknowledges that such confidential information as is acquired and used by the Company is a special, valuable, and unique asset. All records, files, materials, and confidential information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Employee will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Company, unless such confidential information previously shall have become public knowledge through no action by or omission of the Employee. For a period of ten years following termination, Employee shall not disclose any confidential, proprietary, or trade secret information without the prior written consent of the Company.

8. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The Employee's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

9.    Separability.

(a) The Employee expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in .tight of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a panel of arbitrators or court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court or arbitration panel in such manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.

If, any court or arbitration shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company

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the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b) If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not 'be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included

10. Notice. Notices given pursuant to the provisions of this Agreement shall be sent certified mail, postage prepaid, or by overnight courier, or by facsimile or otherwise to the following addresses:

(a) To the Employee:    David A. Collins
                        3200 N. Ocean Blvd.
                        Suite 1006
                        Ft. Lauderdale, FL 33308

(b) To the Company:     DAC Technologies Group International, Inc.
                        1601 Westpark Drive #4C
                        Little Rock, AR 72204

(c) With a Copy to:     Allan M. Lerner,
                        Esq. 2888 East Oakland Park Blvd.
                        Ft. Lauderdale, FL 33306

Any party may from time to time designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon receipt as hereinbefore provided.

11. Arbitration. Any dispute or controversy arising out of this Agreement shall be determined in arbitration to the Commercial Rules of the American Arbitration Association except that if the Company seeks immediate injunctive relief to enforce the provision of paragraphs 6 or 7 it may do so in any court of competent jurisdiction. The venue for such arbitration or court proceeding shall be in Palm Beach County, Florida.

12.   Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

(b) Waiver, Amendment. The waiver by any party to this Agreement or breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented,

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waived, or modified other than by all instruments in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver, or modification is sought.

(c) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

(e) Attorney Fees. In event of suit brought by either party to enforce the terms of this Agreement, attorney's fees and costs (through appeal) shall be awarded to the prevailing party.

IN .WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first written above.

DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.

/s/ James R. Pledger, Director

/s/ Bob Goodwin, Director

                                                       /s/ David A. Collins